EXHIBIT 10.19

SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT

This Subscription and Registration Rights Agreement (this “Agreement”), dated as of June 22, 2008, is entered into by and between BioCancell Therapeutics Inc., a Delaware corporation (the “Company”), and Provident Fund of the Hebrew UniversityLtd. (the “Purchaser”).

The parties hereto agree as follows:

1. Investment and Loan. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

(a)           Purchase and Sale. The Purchaser agrees to purchase from the Company, and the Company shall issue and allot to the Purchaser, on the Closing Date (as defined below), in accordance with Section 2 below, 38,376 shares (the “Purchased Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price per share of Common Stock equal to US$ 0.782 (“PPS”) (which on the relevant date was equal to NIS 2.55), for an aggregate purchase price equal to thirty thousand dollars (USD 30,000) (the “Share Purchase”). Notwithstanding the foregoing, in the event that the average closing price of the shares of Common Stock of the Company, as reported on the Tel Aviv Stock Exchange, for the sixty (60) trading days immediately preceding the date which is two days (the “Determination Date”) before the Closing (as defined below) (the “Average Price”), is lower than US$ 0.743 or higher than US$ 0.821 (i.e., five percent lower or higher than the PPS), the PPS and the corresponding number of Purchased Shares shall be adjusted such that the PPS shall be equal to the Average Price. The Average Price shall be denominated in US$ by dividing the Average Price denominated in NIS by the exchange rate of the US$ to NIS at the close of business on the Determination Date.

(b)           Convertible Debenture. The Company shall issue to the Purchaser an assignable convertible debenture in the form attached hereto as Exhibit 1(b) (the “Convertible Debenture”), in consideration for the extension of a loan by the Purchaser to the Company in the amount of e a hundred and twenty thousand dollars (USD 120, 000) (the “Loan Amount”).

(c)           Warrants. The Company shall grant to the Purchaser a warrant, in the form attached hereto as Exhibit 1(c), to purchase a minimum of 134,979 and up to 167,408 shares of Common Stock (the “Warrant”).

(d)           The Purchased Shares, and the shares of Common Stock underlying the Convertible Debenture and the Warrant shall be referred to herein as the “Issued Shares” and the consideration paid therefor shall be referred to herein as the “Purchase Price”.

(e)           Upon the terms and subject to the conditions set forth in this Agreement, the closing of (i) the sale and purchase of the Purchased Shares, (ii) the issuance of the Convertible Debenture and (iii) the grant of the Warrant (the “Closing”) shall take place at the offices of Baratz, Horn & Co., 1 Azrieli Center, Tel Aviv, at 10:00 a.m. on the date that is one business day after the satisfaction of all conditions set forth in Sections 1(g) and 1(h) hereof, but not later than 90 days from the execution hereof, or such other place or date as may be agreed to by the Company and Purchaser. The date upon which the Closing shall occur is herein referred to as the “Closing Date.”

(f)           All payments payable hereunder, shall be made in US dollars.

(g)           Conditions Precedent to the Obligation of the Purchaser to Close. The obligation hereunder of the Purchaser to purchase the Purchased Shares and to extend the Loan Amount is subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which may be waived in writing, in whole or in part, by the Purchaser, which waiver shall be at the sole discretion of the Purchaser:

(i)          Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all respects as of the date when made and shall be true and correct in all material respects as of the Closing, as though made at that time.

(ii)          Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(iii)          All Deliverables Ready. All documents and other items to be delivered to the Purchaser at the Closing as specified in Sections 2(A) and 2(B) shall be duly executed, ready for delivery to the Purchaser, and in form and substance reasonably satisfactory to counsel for the Purchaser.

(iv)          Executive Committee. The Board of Directors of the Company shall have designated an executive committee comprised of four members of the Board of Directors as follows: Prof. Hochberg, an external director who initially shall be Nava Epstein, a representative of Tikcro Technologies Ltd. and a representative of Clal Biotechnology Industries Ltd. (the “Executive Committee”). The approval of the Executive Committee shall be required for the consummation of any material transaction of the Company, adoption of the Company’s annual budget, decisions relating to investment policy and working plan.

(v)          Approval of each of the Company’s undertakings and the transactions contemplated herein, in the Convertible Debenture and in the Warrant to the extent such transactions or undertakings require shareholder approval under applicable law, at the Company’s General Meeting, which shall be convened for such purpose as soon as practicable following the date hereof.

Notwithstanding anything to the contrary in this Agreement, the Purchaser shall not be obligated to consummate the transactions set forth in this Agreement if the Company suffers a Material Adverse Effect prior to the Closing.

(h)           Conditions Precedent to the Obligation of the Company to Close. The obligation hereunder of the Company to issue and sell the Purchased Shares, to issue the Convertible Debenture and to grant the Warrant to the Purchaser, is subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which (excluding the condition set forth in sub section (iv) below) may be waived in writing, in whole or in part, by the Company, which waiver shall be at the sole discretion of the Company.

(i) Accuracy of the Purchaser’s Representations and Warranties. Each of the representations and warranties of the Purchaser shall be true and correct in all respects as of the date when made and shall be true and correct in all material respects as of the Closing, as though made at that time.

(ii) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

(iii) Approval by the Tel Aviv Stock Exchange (“TASE”) of the registration of the Issued Shares under the TASE rules.

2. Closing. The Closing shall take place on the Closing Date in the manner set forth below. The deliveries specified in this Section 2 shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

(A)            The Purchaser shall have received from the Company the following documents:

(a)           True and correct copies of the resolutions of the Company's Board of Directors, approving, among other things, the transactions contemplated herein, the issuance of the Purchased Shares, the issuance of the Convertible Debenture, and the grant of the Warrant;

(b)           (i) one or more validly issued share certificates of the Common Stock of the Company representing, in aggregate, the Purchased Shares issued in the name of the Purchaser in consideration for the Purchase Price paid to the Company; (ii) a duly executed copy of this Agreement, (iii) a duly executed Convertible Debenture, and (iv) a duly executed Warrant;

(c)           A certificate duly executed by an officer of the Company dated as of the Closing Date (the “Compliance Certificate”) in the form attached hereto as Exhibit 2(A)(c);

(d)           Audited annual financial statements for 2007 and audited financial statements for the first quarter (and, to the extent required by SEC rules or regulations, first half) of 2008, both prepared and presented in accordance with US GAAP (together with audited comparison numbers for 2006 and 2005) and such other information as may be required by Purchaser to comply with its obligations pursuant to SEC rules and regulations; and

(B)            The Company shall have obtained, and delivered to the Purchaser copies of, the Required Approvals and Notices (as defined below) which shall be attached to this Agreement as Exhibit 2(B).

(C)            Purchase Price: Purchaser Deliverables. At the Closing, the Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to the account of the Company set forth on Exhibit 2(C) hereto, and shall deliver to the Company (i) a duly executed copy of this Agreement, (ii) a duly executed copy of the Convertible Debenture, and (iv) a duly executed copy of the Warrant.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

(a)          Organization. The Company has been duly incorporated, is validly existing and in good standing under the laws of Delaware. The Company is duly qualified to conduct its business and has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on its businesses. Any entity in which the Company owns at least 50% of either the voting shares and/or the equity (each, a “Subsidiary” and, collectively, the “Subsidiaries”) is listed in page 6 of the Periodical Report with respect to fiscal year 2007 filed by the Company with the TASE on March 12, 2008 (the “Periodical Report”). The Periodical Report also lists all other equity or similar interests, or any interest convertible or exchangeable or exercisable for any such equity or similar interest, in any other entities held by the Company or any Subsidiary.

(b)          Corporate Authorization; Execution; Validity of Agreement. The execution, delivery and performance of this Agreement and each of the other agreements, certificates or other instruments required to be delivered hereunder by the Company at or prior to Closing (the “Transaction Documents”), including the authorization, sale, issuance and delivery of the Purchased Shares, the Convertible Debenture, the Warrant, and the Issued Shares have been duly authorized by the Company and no other corporate proceedings on the part of the Company shall be necessary to authorize this Agreement and each of the other Transaction Documents or to consummate the transactions contemplated hereby and thereby. The Agreement and the Transaction Documents have been duly executed and delivered by the Company and, when duly authorized, executed and delivered by the Purchaser, will be valid and binding agreements enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(c)          Corporate Authority. The Company has full corporate power and authority necessary to enter into this Agreement and each of the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(d)          Validity of Common Stock. When issued to the Purchaser against payment therefore, all Issued Shares will have been duly and validly issued, fully paid and non-assessable; shall not be subject to call or forfeiture rights and will be free and clear of any security interests, liens, claims, encumbrances or other adverse interests, other than those restrictions contemplated by the federal and state securities laws of the United States and the securities laws of Israel, and the rules of the TASE; and will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company.

(e)          Organizational Documents. Set forth in Exhibit 3(e) is a complete and correct copy of the Certificate of Incorporation and Bylaws of the Company, as amended to date. All of such organizational documents are in full force and effect.

(f)          Capitalization.

(i)           The capitalization table of the Company prior to and immediately following the Closing, in each case on a fully diluted basis, is set forth in Exhibit 3(f) attached hereto. As more fully set forth in the post-Closing capitalization table, the Purchased Shares, together with Purchaser’s current holdings will constitute, immediately following the Closing, 4.58% of the Company’s share capital, and the Issued Shares will constitute, immediately following the Closing, 3.50% of the Company’s share capital, on a fully diluted basis. Except as set forth in Exhibit 3(f), there are no other shares, convertible or other securities, outstanding warrants, options, or other rights to subscribe for, purchase, or acquire from the Company any securities of the Company, and there are no contracts or binding commitments providing for the issuance of, or the granting of rights to acquire securities of the Company from the Company, or under which the Company is, or may become, obligated to issue any of its securities.

(ii)         The Company has not issued or granted any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Company’s shareholders may vote. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company’s securities. All of the issued and outstanding share capital of the Company has been duly authorized and validly issued and is fully paid and nonassessable.

(g)          No Conflict: Required Filings and Consents.

(i)          The execution and delivery of this Agreement by the Company does not, and the execution and delivery by the Company of each of the other Transaction Documents and the performance by the Company of its obligations under this Agreement and each of the other Transaction Documents, will not, with or without the giving of notice or the lapse of time or both, (i) conflict with or violate the organizational documents of the Company or any of its Subsidiaries, (ii) subject to obtaining the Required Approvals and Notices, conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any of their respective properties or assets is bound or affected, or (iii) result in any breach of or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of any Material Agreement (as defined below), or result in the creation of any Encumbrance (as defined below) on the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company is bound or affected. The term “Encumbrance” means and includes any interest or equity of any person (including any right to acquire, option, or right of preemption) or any mortgage, charge, pledge, lien, or assignment, or any other encumbrance or security interest or arrangement of whatsoever nature over or in the relevant property.

(ii)          The execution and delivery of this Agreement by the Company does not, and the execution and delivery of each of the other Transaction Documents and the performance of this Agreement and each of the other Transaction Documents by the Company, will not, require any consent, approval, authorization or permit of or filing with or notification to any Governmental Entity (as defined below) or other third party, by or with respect to the Company, except (i) for applicable requirements, if any, of the consents, approvals, authorizations, permits or notification described in Exhibit 3(g) (the “Required Approvals and Notices”), and (ii) where failure to obtain the required consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay consummation of any of the transactions contemplated by this Agreement or any other Transaction Document in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement or any other Transaction Document in any material respect. The term “Governmental Entity” means any governmental or legal authority exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government.

(h)          Financial Statements.

The term “Financial Statements” means the audited consolidated financial statements of the Company for each of the two years ended on December 31, 2006 and 2007, and the unaudited but reviewed financial statements for the quarter ended on March 31, 2008, including its balance sheet, statements of income, cash-flow and changes in shareholder equity for the periods ended thereon, prepared in accordance with Israeli generally accepted accounting principles (“GAAP”) by a recognized firm of independent certified public accountants, including all notes and reports thereto.

(1)               Each of the Financial Statements, attached as Exhibit 3(h)(1) hereto has been prepared in accordance with GAAP consistently applied. Each of the Financial Statements fairly reflects, in accordance with GAAP, the financial condition and results of operations of the Company and its Subsidiaries at the relevant dates and for the periods indicated therein, and in the case of the unaudited but reviewed financial statements, to year-end audit adjustments.

(2)               A complete list of the Company’s loan facilities in excess of US$ 100, 000 as of the date hereof, is set forth in Exhibit 3(h)(2).

(3)              Since December 31, 2007 and except as specifically disclosed in Exhibit 3(h)(3):

(i)           the Company has not entered into any material transaction which was not in the ordinary course of its business or which was not reported to the TASE as required under applicable law;

(ii)           there has been no material adverse change in the Company’s operations results, assets, liabilities, debts, or financial condition:

(iii)           the Company has not declared or paid any cash dividend or made any distribution on its shares; and

(iv)           there has been no sale, assignment, or transfer of any tangible or intangible material asset of the Company.

(i)         Operations in the Ordinary Course. Between December 31, 2007 and the date of this Agreement, the Company has operated its business in the usual and ordinary course consistent with past practices and has not suffered any Material Adverse Effect. The term “Material Adverse Effect” means a material adverse effect on the business, as now conducted or as proposed to be conducted by, the assets, condition (financial or otherwise), liabilities or operations of, the Company and its Subsidiaries taken as a whole. It is hereby clarified that a decrease in the price of the Company’s shares, as reported on the TASE, following the execution hereof, shall not be regarded as a Material Adverse Effect; provided that the underlying reasons for such decrease may nevertheless constitute a Material Adverse Effect.

(j)         Litigation. Except as set forth in Exhibit 3(i) hereto, there are no claims, actions or proceedings pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries, any of their respective properties or any of their respective officers or directors, in their capacity as such, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign.

(k)         Compliance with Laws. To the Company’s knowledge, the Company is not in violation of Applicable Law which would reasonably be likely to have a Material Adverse Effect. The term “Applicable Law” means any provision of any statute, law, ordinance, rule, regulation, decree, order, concession, grant, permit or license or other governmental authorization or approval applicable to the Company.

(l)         Intellectual Property.

(i)         The Company and its Subsidiaries, to the extent applicable, own and have good and valid title to, or have the exclusive right to use, free and clear of any Encumbrances, all patents, trademarks, service marks, logos, slogans, designs, copyrights, trade names, design registrations, and other intellectual property and any trade secrets, know-how, computer programs, documentation and technology which can reasonably be anticipated to be material to the conduct of the businesses of the Company and its Subsidiaries, taken as a whole (all of the foregoing items collectively referred to as the “Intellectual Property”).

(ii)         (a) No proceedings are pending or, to the Company’s knowledge, threatened, which challenge the validity of the ownership (to the extent applicable), or the exclusive right to use, by the Company and/or any of its Subsidiaries of the Intellectual Property; (b) the Company has no knowledge of any infringement or infringing use of any of the Intellectual Property or licenses by any person or entity; (c) no infringement by the Company of any intellectual property right or other proprietary right of any third party has occurred and no claim has been made by any third party based upon an allegation of any such infringement; and (d) other than as set forth in the agreements listed in Schedule 3(l)(ii) hereto and the obligations of the Company towards the OCS, there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by the Company or any Subsidiary in respect of the Intellectual Property.

(iii)         The Company takes commercially reasonable efforts to ensure that all officers, employees and consultants of the Company and its Subsidiaries sign and deliver to their respective employer an agreement regarding the protection of proprietary information and the assignment to such entity of any intellectual property arising from services performed for such employer by such persons, all in form satisfactory to the Company.

(iv)         The Company takes commercially reasonable efforts to ensure that all use, disclosure or appropriation of confidential information of the Company or any of its Subsidiaries by or to a third party shall be subject to the terms of a written agreement between the Company or such Subsidiary and such third party, all in form satisfactory to the Company.

(m)         Material Agreements. The material agreements to which the Company or any of its Subsidiaries is a party (the “Material Agreements”) are listed and described in section 1.24 of the Periodical Report. Such Material Agreements are valid and in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party, has violated any material provision thereof, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a material default under the provisions of, any Material Agreement.

(n)         Employees.

The employment agreements currently in force for each of the three most highly paid individuals employed by the Company and its Subsidiaries (treated as a group for such purposes) are listed and described in section 1.18 of the Periodical Report.

(o)         Taxation.

(i)          The Financial Statements make full provision for all taxation for which the Company was then or thereafter became or may hereafter become liable or accountable in respect of or by reference to any income, sales, value added, profit, receipt, gain, transaction, agreement, distribution or event which was earned, accrued, received, or realized, entered into, paid, made or accrued on or before December 31, 2007, and the Company has promptly paid or provided in its books of account for all taxation for which it has or may hereafter become liable or accountable in the period from that date and until the date hereof.

(ii)        The Company has at all times and within the requisite time limits promptly, fully and accurately observed, performed and complied with all material obligations or conditions imposed on it, or to which any claim, deduction, allowance or relief made, claimed by or afforded to it was made subject, under any legislation relating to taxation.

(iii)          The Company is not aware of any circumstances which will or may, whether by lapse of time or the issue of any notice of assessment or otherwise, give rise to any dispute with any relevant taxation authority in relation to its liability or accountability for taxation, any claim made by it, any relief, deduction, or allowance afforded to it, or in relation to the status or character of the Company or any of its enterprises under or for the purpose of any provision of any legislation relating to taxation.

(p)          Insurance. The Company has the benefit of adequate insurance against such risks as are usually and reasonably insured against by companies carrying on the same or a similar business.

(q)          Properties and Assets.

The real property owned and leased by the Company and any other Company interest in real property (including any facilities used by the Company in consideration for service fees, e.g. labs etc.) is listed and described in section 1.15 of the Periodical Report.

(r)          Brokers. Except as set forth in the Agreement attached hereto as Exhibit 3(r) hereto as to amounts payable by the Company, no person or firm has, or will have, as a result of any act or omission by the Company or anyone acting on behalf of the Company, any right, interest or valid claim against the Company or the Purchaser for any commission, fee or other compensation as a finder or broker or in any similar capacity with respect to the transactions contemplated under this Agreement.

(s)          Compliance with Israeli securities rules and regulations. The Company is, and at all times has been, in all material respects, in compliance with all applicable regulatory requirements, including without limitation, all filing requirements stipulated by the Israeli Securities Law, 1968 and the regulations promulgated thereunder (the “Filings”). The Filings contain all statements required to be included therein. The Filings were prepared in accordance with applicable law and regulations.

(t)           Related Party Transactions. Except as set forth in Exhibit 3(t) attached hereto, no Related Party (as defined below) has any direct or indirect interest in any asset used in or otherwise relating to the business of the Company or any of its Subsidiaries; (b) no Related Party is indebted to the Company or any of its Subsidiaries; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any agreement, transaction or business dealing with or involving the Company or any of its Subsidiaries; (d) no Related Party is competing directly or indirectly with the Company or any of its Subsidiaries; and (e) no Related Party has any claim or right against the Company or any of its Subsidiaries (other than rights to receive amounts not yet due with respect to compensation for services performed as an employee or director of the Board of Directors of the Company or any of its Subsidiaries).

For purposes of this Agreement, “Related Party” means any person or entity who is, or who has at any time since December 31, 2005 been, an “Interested Party” , or a “Relative” of an “Interested Party”, both terms as defined in the Israeli Companies Law, 1999.

4.          Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a)          Corporate Authorization; Validity of Agreement. The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by all requisite corporate actions and no further corporate consent or authorization of the Purchaser or its shareholders is required. This Agreement has been duly executed and delivered by the Purchaser and, when duly authorized, executed and delivered by the Company, will be a valid and binding agreement enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(b)          Accredited Investor Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

(c)          Reliance on Exemptions. The Purchaser understands that the Issued Shares are being offered and sold to in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of the Purchaser’s representations and warranties set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Issued Shares.

(d)          The Purpose. The Purchaser is purchasing the Issued Shares for its own account not with a view to or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act (such as those contemplated by Section 6 hereof) or an exemption therefrom.

(e)          Knowledge and Experience. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the securities of the Company, has the ability to bear the economic risks of such purchase for an indefinite period of time, can afford the complete loss of the value of the securities it is purchasing and recognizes that such purchase of securities of the Company involves substantial risk; provided, however, that nothing set forth herein shall be deemed to detract from the Company’s representations and warranties as set forth, herein or from the Purchaser's right to fully rely thereon.

(f)          Transfer or Resale. The Purchaser understands and acknowledges that (i) the Issued Shares, the Convertible Debenture and the Warrant are restricted for resale through the TASE in accordance to the Israeli Securities Law, 5728-1968 for the periods and amounts specified therein; and (ii) unless the Issued Shares are registered under the Securities Act as set forth in Section 6 below and qualified under any state or foreign securities laws, the Issued Shares may not be offered for sale, sold, assigned or transferred in the United States except through an exemption from the registration and prospectus delivery requirements of the Securities Act, to the extent applicable.

5.    Legend. Until a registration statement under the Securities Act as described in Section 6 below is in effect, the Purchaser understands that the certificates or other instruments representing the Issued Shares shall bear a restrictive legend composed of exactly the following words capitalized below:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF REGISTRATION UNDER THE ACT OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT”.

Additional language may be added at any time to the legend to the extent required to be placed thereon by applicable securities laws, contract or otherwise.

6.    Registration.

6.1          Filing of Registration Statement. Subject to Section 6.4 hereof, the Company shall use its best efforts to prepare and file a registration statement which shall include the Issued Shares within nine (9) months from the Closing Date, on a registration statement on Form S-1 or such other applicable form of registration available under the Securities Act (the “Registration Statement”). Following such filing, the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, subject to the resolution of any comments received from the staff of the United States Securities and Exchange Commission (the “SEC”). The Registration Statement shall be effective for a continuous period of at least four (4) years following the declaration thereof as effective. Immediately after the Registration Statement is declared effective, the Company shall list the shares of the Company for trading in NASDAQ (and if the Company does not meet NASDAQ qualifications for listing, list the shares at the OTCQX). The Company shall make best efforts to cause a market maker to trade in the Company’s shares in order to allow for sufficient trading volume on the stock exchange.

6.2          Demand Registration.

(a)           Form S-1 Demand. If at any time after six (6) months following the end of the effectiveness of the Registration Statement or following twelve (12) months of the Closing Date if a Registration Statement is not in effect by that time, the Purchaser requests in writing that the Company file a registration statement on Form S-1 (or such other applicable form for registration of such Registrable Securities) for the registration under the Securities Act of Registrable Securities in an amount equal to at least 25% of the Registrable Securities, then the Company shall as soon as practicable, and in any event within sixty (60) days after the date of receipt of such request, file a Form S-1 registration Statement (or such other applicable form) under the Securities Act covering all Registrable Securities that the Purchaser requested to be registered as specified in such notice, and including any other securities of the Company that the Company deems proper to include in such registration, in each case subject to the limitations set forth in this Section 6.2 and 6.4.

(b)           The Company shall be permitted to register other Common Stock in any registration contemplated by 6.2(a) provided, however, that subject to the last sentence of Section 8.4 below, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the Purchaser's Registrable Securities shall be subject to customary underwriter cutbacks applicable to all holders of securities subject to registration in such offering; provided further that such cutbacks shall apply to the Purchaser and other participants in such offering on a pro rata basis. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 6.2(i) during the period that is sixty (60) days before the Company's good faith estimate of the date of filing of, and ending on date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective. The Company shall not be required to effect more than two (2) registrations pursuant to this Section 6.2. The Company shall not be required to effect any registration statement demanded by Purchaser under this Section 6.2 if any registration statement demanded by Purchaser was effective within the twelve (12) months prior to the Company's receipt of the demand for registration under this Section 6.2, unless the Purchaser shall bear all cost and expenses of such registration statement.

6.3          S-3 Registration; Piggyback Registration. The Purchaser shall have the right to request the Company to register Registrable Securities on a registration statement Form S-3 at any time that the Company is eligible to use a Form S-3 under applicable United State securities law. If the Company at any time proposes to register any of its securities (other than (i) in a demand registration under Section 6.2, (ii) in a registration relating solely to employee benefit plans; (iii) in a registration relating solely to a Rule 145 transaction (such as a registered stock merger transaction); or (iv) in a registration relating to a corporate reorganization or other transaction on Form S-4, or in each case a foreign equivalent thereof) under the Securities Act, it shall give notice to the Purchaser of such intention. Upon the written request of the Purchaser given to the Company within twenty (20) days after receipt of any such notice, the Company shall include in such registration all of the Registrable Securities requested to be registered in such request. The Company will cause the managing underwriter or underwriters, if any, of any proposed registration of securities of the Company through underwriters in such offering to permit the Purchaser, if holding Registrable Securities requested to be included in such registration in the Shareholder's notice, to include in the registration for such offering all such requested Registrable Securities on the same terms and conditions as any securities of the Company included therein: provided, that the Purchaser shall have given customary representations and warranties and indemnifications in connection therewith. Subject to the last sentence of Section 8.4 below, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the Purchaser's Registrable Securities shall be subject to customary underwriter cutbacks applicable to all holders of securities subject to registration in such offering;  provided, that such cutbacks shall apply to the Purchaser and other participants in such offering on a pro rata basis.

6.4          Blackout Periods. Notwithstanding the foregoing obligations in Section 6.1, 6.2 and 6.3, if the Company furnishes to the Purchaser a certificate signed by the Company's chief executive officer stating that in the good faith judgment of the Company's Board of Directors it would be materially detrimental to the Company to maintain the effectiveness of such Registration Statement (or, if no Registration Statement has yet been filed or become effective, to file such a Registration Statement or cause it to become effective) because such action would (i) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its affiliates that would interfere with such transaction or negotiations, (ii) otherwise require premature disclosure of information, in either case that would be significantly disadvantageous or (iii) render the Company unable to comply with requirements under the Securities Act, the Securities and Exchange Act of 1934 and/or the securities laws of Israel or the Tel Aviv Stock Exchange (a “Disadvantageous Condition”), then the Company shall have the right to defer taking action with respect to any filing or cause such Registration Statement or other filing to become unavailable for use, in each case for such period as a Disadvantageous Condition shall exist; provided, that the Company shall not exercise such rights for a period of more than sixty (60) consecutive days from the date of delivery of such notice to the Purchaser, and in any event when aggregated with any other Disadvantageous Condition not more than an aggregate of one hundred (100) days in any 365-day period. If the Company exercises such right, it will provide written notice thereof to the Purchaser, and upon the receipt of any such notice, the Purchaser shall forthwith discontinue use of the prospectus contained in such registration statement as provided in this Section 6 and otherwise act as instructed in such notice. If any Disadvantageous Condition shall cease to exist, the Company shall promptly notify the Purchaser to such effect.

6.5          Definitions. As used in this Agreement,

(a)          “Registrable Securities” shall mean the Issued Shares and any Common Stock issued or issuable with respect to any Issued Shares, including by way of conversion, exercise, stock split or stock dividend, in connection with a recapitalization or merger, consolidation or other reorganization, or pursuant to a distribution; provided that any such Registrable Securities shall cease to be considered Registrable Securities if and when (i) a registration statement with respect to the disposition of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (ii) such securities shall have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) are met, (iii) such securities may be sold pursuant to Rule I44(k) or otherwise in the public market without being registered pursuant to the Securities Act, or (iv) such securities shall have ceased to be outstanding, provided, further, that any such securities that have ceased to be Registrable Securities pursuant any of the foregoing clauses cannot thereafter become Registrable Securities and securities that are issued or distributed following the date of such disposition or sale by way of dividends or otherwise in respect of such securities that has ceased to be Registrable Securities shall not be Registrable Securities.

(b)          “Damages” shall mean any losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company's consent) to which a party hereto or its underwriter or controlling person may become subject under the Securities Act, the Securities Exchange Act of 1934, the Israeli Securities Law, 1968, as amended, or other United States federal or state law or foreign securities laws, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading.

6.6            Purchaser to Furnish Information. The Company may require the Purchaser to furnish to the Company a certified statement as to the number of shares of Common Stock that it beneficially owns and, if required by the SEC, the person thereof that has voting and dispositive control over such Common Stock. It shall be a condition precedent of the Company to take any action pursuant to this Section 6 with respect to the Registrable Securities of the Purchaser, that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Purchaser's Registrable Securities.

6.7            Registration Procedures. In   connection   with   the Company's registration obligations hereunder, the Company shall:

(a)          Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement (or in the case of Section 6.1, the Registration Statement) effective for up to forty eight (48) months after the applicable effective date or, if earlier, until the Purchaser has completed the distribution related thereto.

(b)           Not less than five (5) business days prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto, the Company shall furnish to the Purchaser copies of all such documents proposed to be filed. The Company shall not file in the Registration Statement or any such prospectus or any amendments or supplements thereto information to which the Purchaser shall reasonably object in good faith, provided that such objection by the Purchaser is based solely on information provided in writing to the Company by the Purchaser relating to information contained therein regarding the Purchaser, and provided, the Company is notified of such objection in writing no later than three (3) business days after the Purchaser has been so furnished copies of such documents. The Purchaser shall within five (5) business days after receipt of the request therefor by the Company provide revised information which the Company reasonably requests for purposes of compliance with the rules and regulations governing the Registration Statement and the exhibits and documents in connection therewith.

(c)           Prepare and file with the SEC such amendments and supplements to such Registration Statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such Registration Statement.

(d)           Furnish to the Purchaser such number of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Purchaser may reasonably request in order to facility its disposition of the Registrable Securities.

(e)           Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such blue-sky laws in the United States as shall be necessary for compliance by the Purchaser with such laws; provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(f)           Notify the Purchaser, promptly after the Company receives notice thereof, of the time when a Registration Statement has been declared effective by the SEC, when a supplement to any prospectus forming a party of such Registration Statement has been filed, and when there is any request by the SEC that the Company amend or supplement such Registration Statement or prospectus.

(g)           Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

7.     Indemnification relating to Registration. In the event of any registered offering of Registrable Securities pursuant to Section 6 of this Agreement:

(a)           The Company will indemnity and hold harmless, to the fullest extent permitted by law, the Purchaser, any underwriter for the Purchaser, and each person, if any, who controls the Purchaser, from and against any and all Damages, and the Company will reimburse the Purchaser, such underwriter and each such controlling person of the Purchaser, promptly upon demand, for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending against such loss, claim, Damages, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by or on behalf of the Purchaser, such underwriter or such controlling persons expressly for use in connection with such registration; provided, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; and provided, further, that the indemnity agreement contained in this subsection 7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

(b)          The Purchaser will indemnify and hold harmless, to the fullest extent permitted by law, the Company, any underwriter for the Company, and each person, if any, who controls the Company, from and against any and all Damages, and the Purchaser will reimburse the Company, any underwriter and each such controlling person of the Company, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against such loss, claim, Damages, liability, action or proceeding; in each case to the extent, but only to the extent, that such loss, claim, Damages, liability, action or proceeding arise out or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser expressly for use in connection with such registration; provided, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; and provided, further, that the indemnity agreement contained in this subsection 7(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Purchaser, as the case may be, which consent shall not be unreasonably withheld. In no event shall the liability of a Purchaser exceed the net proceeds from the offering received by such Purchaser, except in the case of fraud or willful misconduct by the Purchaser.

(c)          The foregoing indemnity agreement in Section 7(a) and (b) is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of an indemnified party hereunder if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

(d)          Promptly after receipt by an indemnified party pursuant to the provisions of Sections 7(a) or 7(b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said 7(a) or 7(b), promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 7(a) or 7(b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within fifteen (15) days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(e)          If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses as more fully set forth in an underwriting agreement to be executed in connection with such registration. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

8.   Anti Dilution and Most Favored Nation Protection

8.1          Adjustment due to Future Issuance of Securities. Until such time in which an aggregate amount of US$ 15,000,000 has been invested in the Company (excluding the Excluded Capital (as defined below)), in any event that the Company issues any additional securities to Purchaser or to any third party, save for Excluded Issuances (as defined below), either at a purchase price, conversion price or exercise price per share less than any of the purchase price, conversion price or exercise price per share paid or payable for an Issued Share, the Purchaser will benefit from a “full ratchet” anti-dilution protection, such that the price paid or payable in consideration for such Issued Share shall be reduced retroactively to the Closing Date to the lowest of the purchase price, conversion price or exercise price per share at which such additional new securities have been issued and if such price reduction applies for the purchase price, the Company shall immediately upon issuance of such shares issue to the Purchaser a number of additional shares of Common Stock that is equal to the difference between the number of Common Stock issued to the Purchaser before the relevant anti-dilution adjustment and the number of Common Stock that would have been issued to the Purchaser at the reduced purchase price per share.

“Excluded Capital” means the Purchase Price, the Loan Amount, the aggregate exercise price of the Warrant, any amounts invested in the Company up to US$ 5,000,000 (including the Share Purchase and the Loan Amount) within 3 months from the Closing Date, any amount invested by the Purchaser, any amounts received by the Company not for equity or securities convertible into equity, funds from the OCS or other governmental funding (including BIRD) and all other types of funded R&D either for royalties or for other non-equity consideration.

8.2          “Excluded Issuances” shall mean any of the following: (i) securities issued in the ordinary course of business to directors, officers, employees, or consultants of the Company pursuant to any stock option or stock incentive plan reserved for Company officers, directors, employees or consultants and approved by the Company's Board, and, if applicable, any securities issued upon the exercise of such securities; (ii) securities issued pursuant to any stock split, recapitalization, reclassification or payment of any dividend or distribution with respect to the Company’s issued and outstanding share capital, including any bonus shares; (iii) securities issued upon the conversion of any issued and outstanding options or warrants granted as of the date of the Closing; or (iv) securities issued in connection with an acquisition transaction of another entity in the field of business of the Company as approved by the Company’s Board of Directors, which issuances shall not exceed in the aggregate 15% of the Company’s issued and outstanding share capital as of the date of this Agreement and provided that the current assets of the acquired entity do not exceed its current liabilities as reflected in the last audited financial statements of such entity immediately preceding the acquisition.

8.3          Whenever the purchase price is adjusted pursuant hereto, the Company shall promptly mail to the Purchaser a notice setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

8.4          Most Favored Terms. Until such time as an aggregate amount of US$ 15,000,000 has been invested in the Company (excluding the Excluded Capital), in the event that any person or entity is issued any type of security including, but not limited to, any type of debt, warrant or equity securities of the Company under terms more favorable than those set forth in this Agreement, the Convertible Debenture or the Warrant (collectively, the “Issued Securities”), then, at the option of the Purchaser, the Issued Securities shall be construed as containing the more favorable terms afforded to such third party, as though such terms were previously provided herein retroactively from the Closing Date. In the event that the Company issues convertible debentures which are publicly traded, the Purchaser shall have the right to replace the Convertible Debenture with such publicly traded convertible debentures in an amount equal to the outstanding Loan Amount at such time, the Convertible Debenture shall be cancelled and the provisions of the publicly traded debentures shall apply. For example, if the Company issues shares of the Company with a higher purchase price per share but with liquidation preferences rights and/or anti-dilution rights that are superior to the rights of the Purchased Shares, the Purchased Shares shall be deemed to include such superior liquidation preference and/or anti-dilution rights while all other terms of the Purchased Shares will remain unchanged and in effect. The Company shall immediately (subject to applicable law) notify the Purchaser in writing on the terms of any issuance of equity of the Company. In the event that any person or entity is granted by the Company registration rights (including, but not limited to, preferences in underwriter's cutbacks) under terms more favorable than Purchaser's rights then in effect, such favorable rights shall be deemed to have been granted to Purchaser as of the Closing Dates.

8.5          Any dispute on matters under this Section 8 shall be referred to a resolution by Giza Singer Even and Kesselmam and Kesselman (PWC Israel). In the event of different determinations by Giza Singer Even and PWC, the dispute shall be resolved by calculating the average between the values determined by each of Giza Singer Even and PWC with respect to each parameter of their determination. The determination of Giza Singer Even and PWC will be exclusive and final. The non-prevailing party in such dispute shall bear the expenses of Giza Singer Even and PWC. The Company hereby acknowledges that the Purchaser and its affiliates retain the services of Giza Singer Even and PWC in the ordinary course of business for various tasks (including, but not limited to accounting, tax, financial and fairness opinion, advisory services and the like) and that they will not be limited from retaining them also in the future. In that respect, the Company waives any claim it may have against the Purchaser and its affiliates in connection with a conflict of interest regarding the matters contemplated in this Section 8.5.

9.      Survival of Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for the Purchased Shares issuable hereunder; provided that the representations and warranties made herein shall survive until the third anniversary of the Closing Date; and provided further, that any such representations, warranties or agreements that survive for a time expressly provided herein shall only survive for such period of time.

10. Notices. All notices, consents, waivers or other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid or otherwise delivered by hand, messenger, internationally recognized courier or facsimile transmission, addressed as set forth below or at such other address as the party shall have furnished to the other party in writing in accordance with this provision:

If sent to the Company to:
8 Hartom St. Har Hotzvim
Jerusalem 97775
Fax: 02-5486550
Email: avi.barak@biocancell.com
Attention: Avi Barak

with a copy (which shall not constitute notice) to:

Baratz, Horn & Co.
1 Azrieli Center
Tel Aviv, Israel 67021
Fax: +972-3-6960986
Email: y.horn@bar-law.com
Attention: Yuval Horn, Adv.

If sent to the Purchaser to:
Provident Fund of the Hebrew University Ltd.

With a copy to:

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or as having been given (i) if mailed, seven (7) business days after mailing, (ii) if sent by hand or by messenger, upon delivery, and (iii) if sent via facsimile transmission, twenty four (24) hours after electronic confirmation of receipt, except if such facsimile transmission was transmitted and received on a non-business day, on the first business day following transmission and electronic confirmation of receipt.

11. Miscellaneous

(a)          Immediately following the Closing, the board representative of Purchaser will be added to the indemnification and insurance arrangements currently existing in the Company with respect to all members of the Board of Directors.

(b)         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ISRAEL, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(c)         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns, and no other person will have any rights or obligation hereunder. Either Party may freely assign or transfer the rights granted pursuant to this Agreement. If, as a result of such assignment by the Purchaser, the Company is required under applicable law to file any registration statement or prospectus with the US Securities and Exchange Commission or any stock exchange or other similar institution in any jurisdiction, that the Company would not be required to file under this Agreement, the Party that seeks such assignment will cover the Company's expenses for such filing. Notwithstanding the foregoing, the Anti Dilution and Most Favored Nation rights set forth in Section 8 herein shall not be transferable to any third party.

(d)         This Agreement and the Transaction Documents constitute the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and supersede all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.

(e)         No delay or omission to exercise any right power or remedy accruing to any party hereto upon any breach or default of the other party hereto under this Agreement shall impair any such right, power or remedy or such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. AH remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(f)          This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(g)         If any provision of this Agreement, or its application to any party hereto, shall be, or be found by an authority of competent jurisdiction to be, invalid or unenforceable in whole or in part, such provision shall be constructed and applied so as to give effect, to the greatest extent possible, the original intent of the parties hereto. The invalidity or unenforceability of any of the provisions of this Agreement shall not affect the other validity herein, all of which shall remain in full force and effect.

(h)          This Agreement may be amended, modified or supplemented only by a written instrument signed by each of the Purchaser and the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Subscription and Registration Rights Agreement as of the date first written above.

BIOCANCELL THERAPEUTICS INC.

By:	/s/ Avi Barak /s/ A. Hochberg
Name: Avi Barak A. Hochberg
Title:

PROVIDENT FUND OF THE EMPLOYEES OF THE HEBREW UNIVERSITY LTD.

By:	/s/ Shmuel Rosenbloom
Name: Shmuel Rosenbloom Title: CEO

PROVIDENT FUND
OF THE EMPLOYEES
OF THE HEBREW UNIVERSITY
OF JERUSALEM

Exhibit 1(b)

CONVERTIBLE DEBENTURE

(attached)

Exhibit 1(c)

WARRANT

(attached)

Exhibit 2(a)

COMPANY WIRE INSTRUCTIONS

Bank Leumi Le Israel Ltd. Branch 968, Har Hotzvim, Account 724100/97

Name: BioCancell Therapeutics Inc.